Exhibit 23.4

8050 Freedom Ave. NW

North Canton, Ohio 44720

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Q4 Impact Group, LLC (“Q4”), in connection with the annual report on Form 10-K for the fiscal year ended December 31, 2021 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”), consents to:

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the filing and use of the technical report summaries titled “Technical Report Summary, Ottawa Mine, LaSalle County, Illinois,” “Technical Report Summary, Colado Site, Pershing County, Nevada” and “Technical Report Summary, Lamesa Site, Lamesa, Dawson County, Texas,” (collectively the “Technical Reports”), with an effective date of December 31, 2021, amended as of September 30, 2022, as a exhibits to and referenced in the Form 10-K;

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the use of and references to our firm name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and the Technical Reports; and

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the information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K.

Q4 was responsible for contributing to, and this consent pertains to, the following Sections of the Technical Reports:

1.0	Executive Summary
13.0	Mining Methods
14.0	Processing and Recovery Methods
15.0	Infrastructure
21.0	Other Relevant Data and Information
22.0	Interpretations and Conclusions
23.0	Recommendations
24.0	References
25.0	Reliance on Information Provided By The Registrant

Q4 also consents to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-265119, 333-256389, 333-238198, 333-204062, 333-179480) and Form S-3ASR (No.333-258323) of U.S. Silica Holdings, Inc. of the above items as included in the Form 10-K.

Q4 Impact Group, LLC

/s/ Robert Archibald
Robert Archibald CEO
Q4 Impact Group, LLC a Qualified Third-Party Firm

Dated this October 21, 2022